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                                                                    EXHIBIT 5.1


                         [DEWEY BALLANTINE LETTERHEAD]


                                November 4, 1996


Doubletree Corporation
410 North 44th Street
Suite 700
Phoenix, Arizona 85008

Ladies and Gentlemen:

        We have acted as special counsel for Doubletree Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act the sale of up to an additional 690,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, by the Company.

        The Shares will be issued and sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company, on the one hand, and Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, as agents of the various underwriters named therein (collectively, the "Underwriters"), on the other hand. The Shares will be offered for sale to the public by such Underwriters together with shares of the same class registered pursuant to the Company's Registration Statement on Form S-3, as amended (File No. 333-13161), which was declared effective earlier today (the "Initial Registration Statement").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Initial Registration Statement, the Certificate of Incorporation of the Company, resolutions adopted by the Board of Directors of the Company and the Pricing Committee thereof and such other documents as we have deemed relevant to expressing the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents.
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        Based upon the foregoing, we are of the opinion that, when the Shares are issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement and as provided in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

        This opinion is rendered solely to you in connection with the above matter, and may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of the name of our firm under the caption "Legal Matters" in the prospectuses which are included as a part of the Initial Registration Statement which has been incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                    Very truly yours,


                                                    /s/ DEWEY BALLANTINE
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